UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 22, 2010

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2010, Skinny Nutritional Corp. (the “Company”) has entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors pursuant to which the Company agreed to issue and sell to the investors and the investors agreed to purchase from the Company an aggregate of 11,583,332 shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company and warrants to purchase an additional 11,583,332 shares of Common Stock (the “Warrants” and together with the Common Stock, the “Securities”). Additional information required to be disclosed in this Item 1.01 concerning these transactions is incorporated herein by reference from Item 3.02 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The Company commenced a private offering in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder (the “Offering”) pursuant to which it is offering an aggregate amount of $1,500,000 of Securities. The Offering is being conducted on a “best efforts – all or none” basis as to a minimum of $250,000 and on a “best efforts” basis as to the maximum Offering amount. The purchase price per share of Common Stock and Warrant is $0.06. As of April 22, 2010, the Company had accepted subscriptions of $695,000 for an aggregate of 11,583,332 shares of Common Stock and 11,583,332 Warrants.  The Securities are being sold together such that each purchaser will receive one Warrant for each share of Common Stock it purchases in this Offering. The Warrants are exercisable at an exercise price of $0.10 per share during the period commencing on the issue date of the Warrant and expire 24 months from the initial exercise date and are redeemable in certain circumstances. Net proceeds from such sales of the Securities, after payment of offering expenses and commissions, are approximately $600,000. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes. The Company agreed to pay commissions to registered broker-dealers that procured investors in the Offering of 10% of the proceeds received from such purchasers and to issue such persons warrants to purchase such number of shares as equals 10% of the total number of shares of Common Stock sold in the Offering to investors procured by them. Such warrants shall be exercisable at a per share price of $0.10 and otherwise be on the same terms and conditions as the Warrants.

The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Based on the representations made in the transaction documents, the Company believes that the investors are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any the Company’s securities, nor will there be any sale of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. This disclosure is being issued pursuant to Rule 135c of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Donald J. McDonald
Name: Donald J. McDonald
Title: Chief Financial Officer
Date: April 26, 2010